BioRestorative Therapies Appoints The Honorable Paul Jude Tonna to its Board of Directors

JUPITER, Fla. (June 30, 2014) – BioRestorative Therapies, Inc. ("BRT" or the "Company") (OTCBB: BRTX), a life sciences company focused on adult stem cell-based cellular therapies for various personal medical applications, today announced the appointment of The Honorable Paul Jude Tonna to its Board of Directors.  Mr. Tonna will serve on the Audit, Compensation and Nominating committees of the Board.

Mr. Tonna is a highly regarded community leader and an accomplished businessman with an extensive history of public service.  From 1994 to 2005 he served as a Suffolk County Legislator, and from 2000 through 2002 was its Presiding Officer. He currently serves as Executive Director and a member of the Board of Advisors for The Energeia Partnership at Molloy College, a leadership academy based in Rockville Centre, New York, dedicated to identifying and addressing the serious, complex and multi-dimensional issues challenging the Long Island region.

Mr. Tonna is a former Adjunct Professor in Theology & Religious Studies at St. John’s University. He served as Chairman of the Suffolk County Industrial Development Agency and currently serves as Public Trustee of the Stationary Engineer’s Industry Stabilization Fund.  Mr. Tonna is a board member of The Advanced Energy Research & Technology Center at Stony Brook University, The Long Island Index Advisory Board and Erase Racism’s College of Advisors.  He also serves as the Executive Director of the Suffolk County Village Officials Association and the United States Green Building Council-Long Island Chapter. Mr. Tonna is a founding director of Empire National Bank and Chairman and Commissioner of the South Huntington Water District.

“We are delighted to welcome Paul to the Board of Directors of BioRestorative Therapies,” said Mark Weinreb, the Company’s Chief Executive Officer. “He is a tireless advocate for so many social causes, including the environment, affordable housing, poverty and immigrant rights, and is the recipient of a host of awards and honors from a multitude of diverse groups.  He is a remarkable man and we are excited to be able to draw from his wisdom as BioRestorative Therapies evolves.”

Mr. Tonna holds an undergraduate degree in philosophy from New York University and a master’s degree in theology from Immaculate Conception Seminary, and he conducted doctoral studies in systemic theology at Fordham University.

About BioRestorative Therapies, Inc.

BioRestorative Therapies, Inc. (www.biorestorative.com) develops products and medical procedures using cell and tissue protocols, primarily involving adult stem cells, including:

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brtxDISC™ (Disc Implanted Stem Cells) is an investigational non-surgical treatment for bulging and herniated lumbar discs that is intended for patients who have failed non-invasive procedures and face the prospect of surgery.  The treatment involves culturing a patient’s own stem cells and then delivering them via a proprietary medical device to the damaged region of the disc in an outpatient procedure.

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ThermoStem® is a treatment using brown fat stem cells that is under development for metabolic disorders including diabetes and obesity. Initial preclinical research indicates that increased amounts of brown fat in the body may be responsible for additional caloric burning as well as reduced glucose and lipid levels.

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brtx-C Cosmetic is based on the development of a human cellular extract that has been demonstrated in in vitro skin studies to increase the production of collagen and fibronectin, which are proteins that are essential to combating the aging of skin.  Potential cosmetic uses are being explored with third parties.

The Company also offers plant stem cell-based facial creams and beauty products under the Stem Pearls® brand at www.stempearls.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events or results to differ materially from those projected in the forward-looking statements as a result of various factors and other risks, including those set forth in the Company's Form 10-K filed with the Securities and Exchange Commission. You should consider these factors in evaluating the forward-looking statements included herein, and not place undue reliance on such statements. The forward-looking statements in this release are made as of the date hereof and the Company undertakes no obligation to update such statements.

Investor Contacts:
LHA
Kim Sutton Golodetz
212-838-3777
kgolodetz@lhai.com
or
Bruce Voss
310-691-7100
bvoss@lhai.com

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